                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 7, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report to Shareholders of State Street Research Large-Cap Growth Fund (a series of State Street Research Growth Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP
Boston, Massachusetts

April 24, 2002